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                                                                    EXHIBIT 2.3

                           Second Amendment Agreement


         Reference is hereby made to the Agreement and Plan of Reorganization dated March 2, 1998 between Network Associates, Inc. ("Parent"), Magic Solutions International Inc., Merlin Acquisition Corp. and Igal Lichtman, as amended by the Amendment Agreement dated March 24, 1998 (the "Reorganization Agreement"). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Reorganization Agreement.

         Notwithstanding any other provisions of the Reorganization Agreement, the undersigned parties hereby agree to the following:

         (1) The "Escrow Amount" shall be $10,500,000 which shall be allocated as among the Company Shareholders and the Company Optionholders as set forth in Schedule A attached hereto;

         (2) "Aggregate Vested Option Number" shall include, and "Unvested Company Options" shall exclude the aggregate number of all Company Options that vest upon and as a result of the termination of the employment of any Company employee (other than Ronald Riebow) following the Merger;

         (3) Section 7.2(b) of the Reorganization Agreement is amended by deleting clause (vi) thereof and the definition of "Distributor Losses" as set forth on Schedule 7.2(b) is deleted it being understood that Distributor Losses shall not be the subject of any claims against the Escrow Fund;

         (4) The parties understand that all amounts distributed to holders of the Company Options from the Escrow Fund in accordance with the terms of the Reorganization Agreement are subject to applicable federal and state withholding taxes. In connection with any such distributions, the Escrow Agent may withhold and shall be permitted to either (i) directly withhold such taxes or (ii) pay to Parent for withholding the amounts so required to be withheld;

         (5) The phrase "and Regulation S-X of the Securities Exchange Commission" is deleted from Section (j) of Section 6.3 of the Agreement.

         (6) Parent shall assume liability with respect to, and shall use its best efforts to release Founder from any guarantee of:

                 (i) that certain automobile lease between the Company and Mistubishi Finance with respect to a sales incentive automobile entered into in the ordinary course of business consistent with past practice and in compliance with the Reorganization Agreement; and

                 (ii) the charges of the Company on certain American Express cards with respect to charges incurred by the Company in the ordinary course of business in compliance with the Reorganization Agreement, which currently aggregate approximately $350,000 and are properly reflected in the accounts of the Company;





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         (7)     This Second Amendment Agreement may be executed in
counterparts, which when taken together shall constitute a single instrument;
and

         (8) The parties, including the Company Stockholders Agent, shall take such actions as are reasonably necessary or desirable to effect the foregoing.

         Except as expressly set forth herein, the Reorganization Agreement shall remain in full force and effect in all other respects.



COMPANY                                       PARENT

By_______________________________             By_______________________________

Name_____________________________             Name_____________________________

Title____________________________             Title____________________________


By_______________________________             By_______________________________

Name_____________________________             Name_____________________________

Title____________________________             Title____________________________



MERGER SUB                                    FOUNDER

By_______________________________             By_______________________________

Name_____________________________             Name_____________________________

Title____________________________             Title____________________________



By_______________________________             By_______________________________

Name_____________________________             Name_____________________________

Title____________________________             Title____________________________



Dated: April 1, 1998

Acknowledged  and Agreed:

ESCROW AGENT

By_______________________________
Name_____________________________
Title____________________________